POWER OF ATTORNEY



         The undersigned, an officer of The Southern Company, hereby makes, constitutes, and appoints Tommy Chisholm and Patricia L. Roberts my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission, Initial Statement of Beneficial Ownership of Securities, Statement of Changes in Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership, on Forms 3, 4 and 5, respectively, and any appropriate amendment or amendments thereto.

         This power of attorney shall remain in effect until my obligation to file the aforementioned reports as an officer of The Southern Company ceases, unless earlier revoked by me by written document delivered to the Secretary of The Southern Company.


         Signed this __1__ day of ____April______, 2004.



                                            /s/ Michael D. Garrett
                                                Michael D. Garrett
                                                ------------------